Exhibit 10.22

SHARE EXCHANGE AGREEMENT
THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is dated as of January 12, 2009 by and between Far East Energy Limited (“FEEL”) and MIE Holdings Corporation (“MIE Holdings”). Each of FEEL and MIE Holdings is hereinafter referred to as a “Party” and collectively as the “Parties”.
WHEREAS, FEEL owns 50,000 ordinary shares, par value US$1.00 each in the capital of MI Energy Corporation (the “FEEL Shares”);
WHEREAS, MIE Holdings has issued 1 ordinary share, par value US$1.00, which is owned by FEEL and which shall be sub-divided into 100 ordinary shares, par value US$0.01 each (each an “Ordinary Share”) prior to the Closing. MIE Holdings shall have an authorized share capital of US$100,000 divided into 10,000,000 ordinary shares of a par value of US$0.01 each prior to Closing;
WHEREAS, it is a condition to the completion of the Shares Purchase Agreement dated January 12, 2009 (the “Shares Purchase Agreement”), entered into among Standard Bank Plc, FEEL, Zhang Ruilin, Zhao Jiangwei and Shang Zhiguo, that FEEL exchanges with MIE Holdings the FEEL Shares for 999,900 Ordinary Shares (the “Exchange Ordinary Shares”); and
WHEREAS, the Parties wish to consummate such exchange on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, and in order to consummate the Share Exchange (as defined below), the Parties hereby agree as follows:
1.	DEFINITIONS
     1.1 Definitions. In this Agreement, all capitalized but undefined terms have the meaning given such terms in the Purchase Agreement and the following words or expressions have the following meanings:
     “Agreement” has the meaning given such term in the preamble of this Agreement.
     “Completion” has the meaning given such term in the Share Purchase Agreement.
     “Closing” has the meaning given such term in Clause 2.3.
     “Exchange Ordinary Shares” has the meaning given such term in the third recital.
     “FEEL” has the meaning given such term in the preamble of this Agreement.
     “FEEL Shares” has the meaning given such term in the first recital.
     “MIE Holdings” has the meaning given such term in the preamble of this Agreement.
     “Ordinary Shares” has the meaning given such term in the second recital.

     “Party” and “Parties” has the meaning given such terms in the preamble of this Agreement.
     “Share Exchange” has the meaning given such term in Clause 2.2.
     “Share Purchase Agreement” has the meaning given such term in the third recital.
2.	SHARE EXCHANGE
     2.1 Authorization of Ordinary Shares. Upon the terms and subject to the conditions of this Agreement, MIE Holdings will authorize the sale and issuance to FEEL of the Exchange Ordinary Shares.
     2.2 Exchange. Upon the terms and subject to the conditions of this Agreement, at the Closing, FEEL shall sell, convey and transfer the FEEL Shares to MIE Holdings and MIE Holdings shall purchase from FEEL the FEEL Shares owned by FEEL in consideration of the issuance by MIE Holdings to FEEL of the Exchange Ordinary Shares (the “Share Exchange”).
     2.3 Closing. The closing of the Share Exchange (the “Closing”), shall be held immediately prior to the Completion. At the Closing, (a) FEEL shall deliver to MIE Holdings (i) board resolutions of MI Energy Corporation approving the transfer of the FEEL Shares to MIE Holdings; (ii) updated Register of Members of MI Energy Corporation evidencing the ownership of the FEEL Shares in the name of MIE Holdings; (iii) certificates representing the FEEL Shares duly endorsed for transfer and accompanied by appropriate share transfer forms duly executed in blank and (b) MIE Holdings shall deliver to FEEL (i) board resolutions of MIE Holdings approving the issuance of the Exchange Ordinary Shares to FEEL; (ii) updated Register of Members of MIE Holdings evidencing the ownership of the Exchange Ordinary Shares in the name of FEEL; (iii) certificates representing the Exchange Ordinary Shares issued in the name of FEEL.
3.	REPRESENTATIONS AND WARRANTIES OF FEEL.
     FEEL represents and warrants to MIE Holdings that:
     3.1. It is a company, corporation, or limited partnership, as the case may be, duly organized and validly existing under the laws of the jurisdiction in which it is organized;
     3.2 It is the lawful owner, beneficially and of record, of and will have valid and marketable title to 50,000 MIE Ordinary Shares (which constitute all of the issued and allotted share capital of MI Energy Corporation), free and clear of any claims, liens, charges, encumbrances, security interests or other rights of any third parties or any options or purchase agreements or restrictions of any nature;
     3.3 It is not a party to any contract creating rights in respect of the 50,000 MIE Ordinary Shares in any third Person or relating to the voting of such Ordinary Shares or which would otherwise restrict its ownership of such Ordinary Shares;
     3.4 It has the full power and authority and full legal capacity to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly executed and delivered and constitutes a valid and binding obligation of it enforceable in accordance with its terms, except that such enforcement may be subject to or limited by bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally and subject to the application of general principles of equity;
     3.5 The execution, delivery and performance of this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any Governmental Rule or order of any Governmental Authority or any court, domestic or foreign, having jurisdiction over it or any of their respective properties, (ii) any material agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (iii) the organizational documents of it other than where such breach, violation or default has not and is not reasonably likely to have an adverse affect on the ability to perform its obligations under this Agreement;
     3.6 It is not and will not be required to give any notice or to make any filing with or obtain any Permit, consent, waiver or other authorization from any governmental or regulatory authority or other Person in connection with the execution, delivery and performance of this Agreement; and
     3.7 There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or, to its knowledge, threatened, against it that challenges the validity or performance of this Agreement or which, if successful, could hinder or prevent it from performing its obligations hereunder.
     4. MISCELLANEOUS
     4.1 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by laws of the State of New York.
     4.2 Captions. The captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.
     4.3 Assignment. This Agreement and all covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of either Party, shall bind and inure to the benefit of the respective successors and permitted assigns of the Parties whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by either Party, without the prior written consent of the other Party.
     4.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.
     4.5 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the Parties with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.
     4.6 Amendments. This Agreement may not be changed, and any of the terms, covenants, representations, warranties and conditions cannot be waived, except pursuant to an instrument in writing signed by both Parties or, in the case of a waiver, by the Party waiving compliance.

     4.7 Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.
[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by each Party on the date first above written.

FAR EAST ENERGY LIMITED
By:	/s/ Zhang Ruilin
	Name:	Zhang Ruilin
	Title:	Director

MIE HOLDINGS CORPORATION
By:	/s/ Forrest Dietrich
	Name:	Forrest Dietrich
	Title:	Director